Exhibit 10.2

VOTING AND SUPPORT AGREEMENT

VOTING AND SUPPORT AGREEMENT, dated as of May 24, 2019 (this “Agreement”), by and among the stockholders listed on Schedule I hereto (collectively, the “Stockholders” and each individually, a “Stockholder”), and Eastman Kodak Company, a New Jersey corporation (the “Company”). Unless context otherwise requires, capitalized terms used and not otherwise defined herein shall have the respective meanings ascribed to them in the Purchase Agreement (as defined below).

RECITALS

WHEREAS, Southeastern Asset Management, Inc. and certain of its affiliates and managed funds (“Purchasers”), and the Company, have entered into a Purchase Agreement, dated as of May 20, 2019 (as may be amended or otherwise modified from time to time in accordance with its terms, the “Purchase Agreement”), pursuant to which, upon the terms and subject to the conditions thereof, the Company agrees to issue and sell, and the Purchasers agree to purchase up to $100 million aggregate principal amount of 5.00% Secured Convertible Notes (the “Notes”), which shall be convertible into shares of common stock of the Company (the “Company Shares”), on the terms set forth in the form of promissory note attached to the Purchase Agreement (the “Form of Note”);

WHEREAS, the board of directors of the Company (the “Board”), acting upon the unanimous recommendation of a special committee of the Board established to evaluate certain financing matters of the Company, including the Transactions (as defined below) (the “Special Committee”), has unanimously (excluding the interested directors who are affiliated with the Purchasers) (i) determined that the Purchase Agreement and the other Transaction Documents, and the transactions contemplated therein (the “Transactions”) are advisable and in the best interests of the Company’s stockholders, (ii) approved the execution, delivery and performance of the Transaction Documents and the consummation of the Transactions and (iii) determined to seek the Shareholder Approval referred to in the Form of Note;

WHEREAS, each Stockholder agrees to enter into this Agreement with respect to all Company Shares (and any securities convertible, exercisable or exchangeable for, or rights to purchase or acquire, Company Shares) that such Stockholder owns, beneficially (within the meaning of Rule 13d-3 promulgated under the 1934 Act) or of record as of the date hereof, and any additional Company Shares (and any securities convertible, exercisable or exchangeable for, or rights to purchase or acquire, Company Shares) that such Stockholder may acquire beneficial (within the meaning of Rule 13d-3 under the 1934 Act) or record ownership of, whether upon the exercise of options, conversion of convertible securities or otherwise, after the date hereof (collectively, the “Subject Shares”);

WHEREAS, as of the date hereof, the Stockholders, collectively, are the beneficial or legal owners of record, and collectively have either sole or shared voting power over, the total number of Subject Shares set forth on Schedule I hereto;

WHEREAS, pursuant to the terms of the Notes, the Notes shall not be convertible into Company Shares unless the requisite Shareholder Approval of the issuance of the Notes, the conversion feature of the Notes and the issuance of Company Shares upon conversion of the Notes, has been obtained; and

WHEREAS, the Company has set a record date of May 31, 2019 for execution of a written consent by shareholders, substantially in form attached hereto as Exhibit A (the “Written Consent”), approving the issuance of the Notes, the conversion feature of the Notes, the issuance of Company Shares upon conversion of the Notes, and certain related matters, and the undersigned have agreed to execute such Written Consent on or immediately following such record date.

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements contained herein, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the parties hereto hereby agree, severally and not jointly, as follows:

1. Voting	of Shares.

(a)     The undersigned Stockholders hereby agree to vote or cause to be voted the Subject Shares that each such Stockholder is entitled to vote by executing (or causing an authorized representative on its behalf to execute) the Written Consent, on or immediately following the record date for approval set by the Company, approving (i) the issuance of the notes, (ii) the right of the Purchasers to convert their Notes into Company Shares and (iii) the issuance of Company Shares to the Purchasers upon conversion of the Notes, each on the terms set forth in the Form of Note, and other matters set forth in the Written Consent.

(b)    From the period commencing with the execution and delivery of this Agreement and continuing until the Expiration Date (as defined below), at any and every meeting of the stockholders of the Company called in connection with any of the following, and at every adjournment, postponement or recess thereof, and on every action or approval by written consent of the stockholders of the Company in connection with any of the following, each Stockholder shall vote or cause to be voted the Subject Shares that such Stockholder is entitled to vote (including by delivering to the Secretary of the Company a duly executed proxy card) (x) in favor of the approval of the Written Consent or the matters contemplated therein, including, without limitation, the right of the Purchasers to convert their notes into the Company Shares, as set forth therein, and any action or proposal that would reasonably be expected to be in furtherance of the foregoing and (y) against any other action, proposal or agreement that is not recommended by the Board, upon the recommendation of the Special Committee, and that would reasonably be expected to (A) result in a breach of any covenant, representation or warranty or any other obligation or agreement of the Company under the Purchase Agreement, (B) result in the Written Consent not being approved, or (C) impede, frustrate, interfere with, delay or adversely affect the Written Consent or the Purchase Agreement, the other Transaction Documents or the Transactions.

(c)    The Written Consent shall be given in accordance with such procedures relating thereto so as to ensure that it is duly counted for purposes of recording the results of such consent.

(d)    Except as explicitly set forth in this Section 1, nothing in this Agreement shall limit the right of each Stockholder to vote (or cause to be voted), including by proxy, if applicable, in favor of, or against or to abstain with respect to, any other matters presented to the stockholders of the Company not related to the Written Consent or the matters contemplated thereby. Nothing in this Section 1 shall be deemed to limit or waive any rights or obligations of either the Company or the Purchasers under the Purchase Agreement.

2.    Transfer of Shares. Each Stockholder covenants and agrees that during the period from the date of this Agreement through the Expiration Date, other than with the prior written consent of the Company, upon the recommendation of the Special Committee, such Stockholder will not, directly or indirectly, (i) transfer, assign, sell, gift, pledge, encumber, lend, hypothecate or otherwise dispose (whether by sale, liquidation, dissolution, dividend or distribution, by operation of law or otherwise) of or consent (whether or not in writing) to any of the foregoing (“Transfer”), or cause to be Transferred, any of the Subject Shares; provided, that nothing in this clause (i) shall prohibit Transfers from any Stockholder(s) to any other Stockholder or to any stockholder who has signed a voting and support agreement on substantially the same terms as this Agreement on the date hereof (each a “Permitted Transferee”), or to any Affiliate of any Permitted Transferee who agrees to be bound by the terms of this Agreement with respect to any Subject Shares Transferred to such Affiliate, (ii) deposit any of the Subject Shares into a voting trust or enter into a voting agreement, arrangement or understanding with respect to the Subject Shares or grant any proxy, corporate representative appointment or power of attorney with respect thereto that is inconsistent with this Agreement, (iii) enter into any contract, option or other arrangement or undertaking with respect to the Transfer of any Company Shares or (iv) take any other action, that would materially restrict, limit or interfere with the performance of such Stockholder’s obligations hereunder. For purposes of this Agreement, “Affiliate” shall mean, with respect to any person, any other person which directly or indirectly controls, is controlled by or is under common control with such person as of the date on which, or at any time during the period for which, the determination of affiliation is being made.

3.    Additional Covenants of the Stockholders.

(a)    Further Assurances. From time to time and without additional consideration, each Stockholder shall (at such Stockholder’s sole cost and expense) execute and deliver, or cause to be executed and delivered, such additional instruments, and shall (at such Stockholder’s sole cost and expense) take such further actions, as the Company may reasonably request for the purpose of carrying out and furthering the intent and purpose of this Agreement.

(b)    Validity of this Agreement. Each Stockholder agrees not to commence, join in, facilitate, assist or knowingly encourage, and agrees to take all actions necessary to opt out of any class in any class action with respect to, any claim, derivative or otherwise, against the Company or any of its Affiliates, successors or directors challenging the validity of, or seeking to enjoin the operation of, any provision of this Agreement.

4.    Representations and Warranties of each Stockholder. Each Stockholder on its own behalf hereby represents and warrants to the Company, severally and not jointly, with respect to such Stockholder and such Stockholder’s ownership of the Subject Shares, as of the date of this Agreement, as follows:

(a)    Authority. Such Stockholder is, to the extent such concepts are applicable, duly organized, validly existing and in good standing under the laws of its jurisdiction of formation or organization and has full corporate or similar power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. This Agreement has been duly authorized, executed and delivered by such Stockholder and assuming the due execution of this Agreement by the Company, constitutes a valid and binding obligation of such Stockholder enforceable in accordance with its terms, except as enforcement may be limited by general principles of equity or to applicable bankruptcy, insolvency, reorganization, moratorium, liquidation and other similar laws relating to, or affecting generally, the enforcement of applicable creditors’ rights and remedies. If such Stockholder is a trust, no consent of any beneficiary is required for the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby. The execution, delivery and performance by such Stockholder of this Agreement does not require any other corporate or similar proceedings on the part of such Stockholder or any consent, approval, authorization or permit of, action by, filing with or notification to any governmental authority.

(b)    No Conflicts. Neither the execution and delivery of this Agreement, nor the consummation of the transactions contemplated hereby, nor compliance with the terms hereof, will violate, conflict with or result in a breach of, or constitute a default (with or without notice or lapse of time or both) under any provision of, any trust agreement, loan or credit agreement, note, bond, mortgage, indenture, lease or other agreement, instrument, permit, concession, franchise, license, judgment, order, notice, decree, statute, law, ordinance, rule or regulation applicable to such Stockholder or to such Stockholder’s property or assets, other than any of the foregoing that would not, and would not reasonably be expected to, prevent, impede or delay such Stockholder’s ability to perform such Stockholder’s obligations hereunder.

(c)    The Subject Shares. Other than restrictions in favor of the Company pursuant to this Agreement, and except for such transfer restrictions of general applicability as may be provided under the 1933 Act, or the “blue sky” laws of the various states of the United States, such Stockholder is the record and beneficial owner of, or is a trust or estate that is the record holder of and whose beneficiaries are the beneficial owners of, and has good and marketable title to, the Subject Shares set forth opposite such Stockholder’s name on Schedule I hereto, free and clear of any and all security interests, liens, changes, encumbrances, equities, claims, options or limitations of whatever nature and free of any other limitation or restriction (including any restriction on the right to vote, sell or otherwise transfer or dispose of such Subject Shares), other than any of the foregoing that would not reasonably be expected to prevent or delay such Stockholder’s ability to perform such Stockholder’s obligations hereunder. Such Stockholder does not own, of record or beneficially, any shares of capital stock of the Company other than the Subject Shares set forth opposite such Stockholder’s name on Schedule I hereto. The Stockholders have, or will have at the time of the execution of the Written Consent, the sole right to vote or direct the vote of, or to dispose of or direct the disposition of, such Subject Shares (it being understood in the case of Stockholders that are trusts, that the trustees thereof have the right to cause such Stockholders to take such actions), and none of the Subject Shares is subject to any agreement, arrangement or restriction with respect to the voting of such Subject Shares that would prevent or delay a Stockholder’s ability to perform its obligations hereunder. There are no agreements or arrangements of any kind, contingent or otherwise, obligating such Stockholder to Transfer, or cause to be Transferred, any of the Subject Shares set forth opposite such Stockholder’s name on Schedule I hereto (other than a Transfer from one Stockholder to another Stockholder) and no person has any contractual or other right or obligation to purchase or otherwise acquire any of such Subject Shares.

(d)    Reliance by the Company. Such Stockholder understands and acknowledges that the Company is proceeding with the Transactions in reliance upon such Stockholder’s execution and delivery of this Agreement and the execution of the Written Consent contemplated hereby.

(e)    Litigation. As of the date hereof, to the knowledge (actual or constructive) of such Stockholder, there is no action, proceeding or investigation pending or threatened against such Stockholder that questions the validity of this Agreement or any action taken or to be taken by such Stockholder in connection with this Agreement.

(f)    Other Agreements. As of the date hereof, other than this Agreement, there are no contracts, undertakings, commitments, agreements, obligations, arrangements or understandings, whether written or oral, between such Stockholder or any of its Affiliates, on the one hand, and any other person (other than the Company), on the other hand, relating in any way to the Transactions.

(g)    Finders Fees. No broker, investment bank, financial advisor or other person is entitled to any broker’s, finder’s, financial adviser’s or similar fee or commission in connection with the transactions contemplated hereby based upon arrangements made by or on behalf of such Stockholder.

5.    Representations and Warranties of the Company. The Company represents and warrants to the Stockholders, as of the date of this Agreement, as follows: The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of New Jersey and has full corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the Purchase Agreement by the Company and the consummation of the transactions contemplated hereby and thereby have been duly and validly authorized by the Board, and no other corporate proceedings on the part of the Company are necessary to authorize the execution, delivery and performance of this Agreement or the Purchase Agreement by the Company or the consummation of the transactions contemplated hereby and thereby, other than obtaining the requisite Shareholder Approval. The Company has duly and validly executed this Agreement, and this Agreement constitutes a legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as such enforceability may be limited by general principles of equity or to applicable bankruptcy, insolvency, reorganization, moratorium, liquidation and other similar laws relating to, or affecting generally, the enforcement of applicable creditors’ rights and remedies.

6.    Stockholder Capacity. No person executing this Agreement who is or becomes during the term hereof a director or officer of the Company shall be deemed to make any agreement or understanding in this Agreement in such person’s capacity as a director or officer. Each Stockholder is entering into this Agreement solely in such Stockholder’s capacity as the record holder or beneficial owner of, or as a trust whose beneficiaries are the beneficial owners of, Subject Shares and nothing herein shall limit or affect any actions taken (or any failures to act) by a Stockholder in such Stockholder’s capacity as a director or officer of the Company. The taking of any actions (or any failures to act) by a Stockholder in such Stockholder’s capacity as a director or officer of the Company shall not be deemed to constitute a breach of this Agreement, regardless of the circumstances related thereto.

7.    Termination. This Agreement shall automatically terminate without further action upon the execution and effectiveness of the Written Consent and the effectiveness of the actions contemplated thereby (the “Expiration Date”).

8.    No Ownership Interest. Nothing contained in this Agreement shall be deemed to vest in the Company any direct or indirect ownership or incidence of ownership of or with respect to the Subject Shares. All rights, ownership and economic benefits of, and relating to, the Subject Shares shall remain vested in and belong to the Stockholders, and the Company shall have no authority to direct the Stockholders in the voting or disposition of any of the Subject Shares, except as otherwise provided herein.

9.    Legal Representation. This Agreement was negotiated by the parties hereto with the benefit of legal representation and any rule of construction or interpretation otherwise requiring this Agreement to be construed or interpreted against any party hereto shall not apply to any construction or interpretation thereof.

10.    Expenses. All costs and expenses incurred in connection with this Agreement shall be paid by the party incurring such cost or expense, whether or not the Transactions are consummated.

11.    Documentation and Information. Each Stockholder consents to and hereby authorizes the Company to publish and disclose in all documents and schedules filed with or furnished to the SEC, and any press release or other disclosure document that the Company determines to be necessary in connection with the Transactions, such Stockholder’s identity and ownership of the Subject Shares, the existence of this Agreement and the nature of such Stockholder’s commitments and obligations under this Agreement, and such Stockholder acknowledges that the Company may, in the Company’s sole discretion, file this Agreement or a form hereof with the SEC or any other governmental authority. Such Stockholder agrees to promptly give the Company any information it may reasonably require relating to such Stockholder for the preparation of any such disclosure documents, and such Stockholder agrees to promptly notify the Company of any required corrections with respect to any such written information supplied by it specifically for use in any such disclosure document, if and to the extent that, to such Stockholder’s knowledge, any such information shall have become false or misleading in any material respect. None of the Stockholders or any of their respective Affiliates shall issue or cause the publication of any press release or other announcement with respect to the Transaction Documents and the Transactions without the prior written consent of the Company, except for any such release or other announcement (i) required by applicable law or the rules or regulations of any applicable United States securities exchange or regulatory or governmental authority to which the relevant party is subject or (ii) containing only information previously publicly disclosed by the Company.

12.    Specific Performance. Each Stockholder acknowledges and agrees that (a) the covenants, obligations and agreements contained in this Agreement, including without limitation, the agreement to execute the Written Consent, relate to special, unique and extraordinary matters, (b) the Company is relying on such covenants in connection with entering into the Purchase

Agreement and (c) a violation of any of the terms of such covenants, obligations or agreements will cause the Company irreparable injury for which adequate remedies are not available at law and for which monetary damages are not readily ascertainable. Therefore, each Stockholder agrees that the Company shall be entitled to an injunction, restraining order or such other equitable relief (without the requirement to post bond) as a court of competent jurisdiction may deem necessary or appropriate to compel such Stockholder to comply with, and restrain such Stockholder from committing any violation of, such covenants, obligations or agreements.

13.    Governing Law. This Agreement shall be construed and enforced in accordance with the laws of the State of New York.

14.    WAIVER OF JURY TRIAL. EACH OF THE PARTIES TO THIS AGREEMENT HEREBY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY THAT MAY ARISE UNDER OR RELATING TO THIS AGREEMENT, IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE IT HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ALL RIGHTS IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, OR THE FACTS OR CIRCUMSTANCES LEADING TO THE EXECUTION OR PERFORMANCE OF THIS AGREEMENT. EACH PARTY TO THIS AGREEMENT CERTIFIES AND ACKNOWLEDGES THAT (I) NO STOCKHOLDER OR REPRESENTATIVE OR AFFILIATE THEREOF HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (II) IT UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF SUCH WAIVER, (III) IT MAKES SUCH WAIVER KNOWINGLY AND VOLUNTARILY AND (IV) IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS CONTAINED IN THIS SECTION 14.

15.    Amendment, Waivers, etc. Neither this Agreement nor any term hereof may be amended or otherwise modified other than by an instrument in writing signed by (a) the Company, upon the recommendation of the Special Committee and (b) each of the Stockholders. Without limiting the foregoing, no provision of this Agreement may be waived, discharged or terminated other than by an instrument in writing signed by the party against whom the enforcement of such waiver, discharge or termination is sought.

16.    Assignment; No Third Party Beneficiaries. Subject to Section 2, this Agreement shall not be assignable or otherwise transferable by a party without the prior written consent of the other parties, and any attempt to so assign or otherwise transfer this Agreement without such consent shall be void and of no effect, except that any Stockholder may assign all or any of its rights and obligations hereunder to any of its Affiliates; provided, however, that no such assignment shall (i) relieve the assigning party of its obligations hereunder or (ii) reasonably be expected to delay, impede or prevent the performance of such Stockholders’ obligations hereunder or otherwise adversely affect the Company or its Stockholders. This Agreement shall be binding upon the respective heirs, successors, legal representatives and permitted assigns of the parties hereto. Nothing in this Agreement shall be construed as giving any person, other than the parties hereto and their heirs, successors, legal representatives and permitted assigns, any right, remedy or claim under or in respect of this Agreement or any provision hereof.

17.    Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly delivered and received hereunder (i) two (2) Business Days after being sent by registered or certified mail, return receipt requested, postage prepaid, (ii) one (1) Business Day after being sent for next Business Day delivery, fees prepaid, via a reputable nationwide overnight courier service, or (iii) immediately upon delivery by hand, electronic mail or by facsimile (with a written or electronic confirmation of delivery), in each case to the intended recipient as set forth below or pursuant to such other instructions as may be designated in writing by the party to receive such notice or communication:

(A)	if to the Company to:

Eastman Kodak Company Attn: General Counsel

343 State Street

Rochester, New York 14650

Tel.:    585-724-4000

Fax: 585-724-1089

Email: roger.byrd@kodak.com

With a copy to (which copy shall not constitute notice):

Sullivan & Cromwell LLP

125 Broad Street

New York, NY 10005

Attn: S. Neal McKnight

Email: mcknightn@sullcrom.com

(B)	if to any Stockholder to:

To the address set forth opposite such Purchaser’s name on Schedule II hereto, with a copy (which copy shall not constitute notice) to its legal representative, at the legal representative’s address set forth opposite such Purchaser’s name on Schedule II hereto.

18.    Severability. Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the sole extent of such invalidity or unenforceability without rendering invalid or unenforceable the remainder of such term or provision or the remaining terms and provisions of this Agreement in any jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, such provision shall be interpreted to be only so broad as is enforceable.

19.    Entire Agreement. This Agreement and the documents and instruments and other agreements among the parties hereto as contemplated by or referred to herein constitute the entire agreement among the parties with respect to the subject matter hereof and supersedes all prior and contemporaneous agreements and understandings among the parties hereto with respect to the subject matter hereof. No addition to or modification of any provision of this Agreement shall be binding upon either party hereto unless made in writing in accordance with Section 15 and signed by both parties.

20.    Section Headings. The article and section headings of this Agreement are for convenience of reference only and are not to be considered in construing this Agreement.

21.    Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other party, it being understood that all parties need not sign the same counterpart.

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

EASTMAN KODAK COMPANY

By:
Name:
Title:

[Signature Page to Voting and Support Agreement]

[●]

By:
Name:
Title:

[Signature Page to Voting and Support Agreement]

SCHEDULE I

SUBJECT SHARES

Stockholder Name:	Subject Shares
[●]	[●]
Total:	[●]

SCHEDULE II

Stockholder Addresses for Notices

Stockholder Name:	Address for Notices
[●]	[●]

EXHIBIT A

Shareholder Written Consent